HSBC  AMERICAS,  INC.  AND  SUBSIDIARIES
CONSOLIDATED  RATIO  OF  EARNINGS  TO   FIXED  CHARGES
(Excluding  Interest  on  Deposits)
(In  Millions,  Except  Ratios)

                            Six Months
                          Ended June 30,(a)    Years Ended December 31,
                          --------------   -----------------------------------
                            1998   1997     1997   1996   1995     1994  1993
                            -----  -----    ------ ------ -----    ----- -----
Income(Loss)Before
 Cumulative Effect of
 Change in Accounting
 Principle                $  249 $  231    $  471 $  380 $ 284    $ (37)$(230)
Applicable Income Tax
 Expense                     135    105       193    171    52      126    22
Less Undistributed Equity
 Earnings  (b)                 1      1         2      2     0 (c)    4     4
Fixed Charges :
 Interest On :
    Borrowed Funds           108     86       197    121    81       81    83
    Long-Term Debt            50     52       112     48    50       86   116
One Third of Rents, Net of
 Income from Subleases(d)      7      7        14     12    12       11    14
                            -----  -----    ------ ------ -----    ----- -----
Total Fixed Charges          165    145       323    181   143      178   213

Earnings Before Taxes
 Based on Income and
 Fixed Charges            $  548 $  480    $  985 $  730 $ 479    $ 263 $   1
                            =====  =====    ====== ====== =====    ===== =====
Consolidated Ratio of
 Earnings to
 Fixed Charges              3.32   3.31      3.05   4.03  3.35     1.48  0.00
                            =====  =====    ====== ====== =====    ===== =====

HSBC  AMERICAS,  INC.  AND  SUBSIDIARIES
CONSOLIDATED  RATIO  OF  EARNINGS  TO   FIXED  CHARGES
(Including  Interest  on  Deposits)
(In  Millions,  Except  Ratios)

                            Six Months
                          Ended June 30,(a)    Years  Ended  December  31,
                          --------------   -----------------------------------
                            1998   1997     1997   1996   1995     1994  1993
                            -----  -----    ------ ------ -----    ----- -----
Total Fixed Charges
 (as above)               $  165 $  145    $  323 $  181 $ 143    $ 178 $ 213
Add : Interest on Deposits   416    312       679    481   465      308   290
                            -----  -----    ------ ------ -----    ----- -----
Total Fixed Charges and
 Interest on Deposits     $  581 $  457    $1,002 $  662 $ 608    $ 486 $ 503

Earnings Before Taxes
 Based on Income and Fixed
 Charges (as above)       $  548 $  480    $  985 $  730 $ 479    $ 263 $   1
Add : Interest on Deposits   416    312       679    481   465      308   290
                            -----  -----    ------ ------ -----    ----- -----
Total                     $  964 $  792    $1,664 $1,211 $ 944    $ 571 $ 291

Consolidated Ratio of
 Earnings to
 Fixed Charges              1.66   1.73      1.66   1.83  1.55     1.17  0.58
                            =====  =====    ====== ====== =====    ===== =====
(a) Unaudited
(b) Undistributed equity earnings of less than fifty percent owned companies.
(c) Less than $500,000.
(d) The portion deemed representative of the interest factor.
  * The amount by which earnings for the year ended December 31, 1993 were insufficient to cover fixed charges were $212 million (excluding and including interest on deposits).

HSBC  AMERICAS,  INC.  AND  SUBSIDIARIES
CONSOLIDATED  RATIO  OF  EARNINGS  TO  COMBINED  FIXED  CHARGES
AND  PREFERRED  STOCK  DIVIDEND  REQUIREMENTS
(Excluding  Interest  on  Deposits)

                            Six Months
                          Ended June 30,(a)   Years  Ended  December  31,
                          --------------   -----------------------------------
                            1998   1997     1997   1996   1995     1994  1993
                            -----  -----    ------ ------ -----    ----- -----
Income(Loss)Before
 Cumulative Effect of
 Change in Accounting
 Principle                $  249 $  231    $  471 $  380 $ 284    $ (37)$(230)
Applicable Income Tax
 Expense                     135    105       193    171    52      126    22
Less Undistributed Equity
 Earnings  (b)                 1      1         2      2     0 (c)    4     4
Fixed Charges :
 Interest On :
    Borrowed Funds           108     86       197    121    81       81    83
    Long-Term Debt            50     52       112     48    50       86   116
One Third of Rents, Net of
 Income from Subleases(d)      7      7        14     12    12       11    14
                            -----  -----    ------ ------ -----    ----- -----
Total Fixed Charges          165    145       323    181   143      178   213

Earnings Before Taxes
 Based on Income and
 Fixed Charges            $  548 $  480    $  985 $  730 $ 479    $ 263 $   1
                            =====  =====    ====== ====== =====    ===== =====

Total Fixed Charges       $  165 $  145    $  323 $  181 $ 143    $ 178 $ 213
Preferred Stock Dividends      0      1         1      6     6        6     6
 Ratio of Pretax Income
  (Loss) to Income (Loss)
  After Applicable Income
  Tax Expense               1.54   1.45      1.41   1.45  1.18     (e)   (e)
                            -----  -----    ------ ------ -----    ----- -----
Total Preferred Stock
 Dividend Factor               0      2         2      9     7        6     6

Fixed Charges, Including
                            Six Months
                          Ended June 30,(a)   Years  Ended  December  31,
                          --------------   -----------------------------------
                            1998   1997     1997   1996   1995     1994  1993
                            -----  -----    ------ ------ -----    ----- -----
 Preferred Stock Dividend
 Factor                   $  165 $  147    $  325 $  190 $ 150    $ 184 $ 219
                            =====  =====    ====== ====== =====    ===== =====
Consolidated Ratio of
 Earnings to Combined Fixed
 Charges and Dividends
 on Preferred Stock         3.32   3.27      3.03   3.84  3.19     1.43  0.00
                            =====  =====    ====== ====== =====    ===== =====

HSBC  AMERICAS,  INC.  AND  SUBSIDIARIES
CONSOLIDATED  RATIO  OF  EARNINGS  TO  COMBINED  FIXED  CHARGES
AND  PREFERRED  STOCK  DIVIDEND  REQUIREMENTS
(Including  Interest  on  Deposits)
(In  Millions,  Except  Ratios)

                            Six Months
                          Ended June 30,(a)   Years  Ended  December  31,
                          --------------   -----------------------------------
                            1998   1997     1997   1996   1995     1994  1993
                            -----  -----    ------ ------ -----    ----- -----
Total Fixed Charges Including
 Preferred Stock Dividend
 Factor (as above)        $  165 $  147    $  325 $  190 $ 150    $ 184 $ 219
Add : Interest on Deposits   416    312       679    481   465      308   290
                            -----  -----    ------ ------ -----    ----- -----
Fixed Charges, Including
 Preferred Stock Dividend
 Factor and Interest on
 Deposits                 $  581 $  459    $1,004 $  671 $ 615    $ 492 $ 509

Earnings Before Taxes
 Based on Income and Fixed
 Charges (as above)       $  548 $  480    $  985 $  730 $ 479    $ 263 $   1
Add : Interest on Deposits   416    312       679    481   465      308   290
                            -----  -----    ------ ------ -----    ----- -----
Total                     $  964 $  792    $1,664 $1,211 $ 944    $ 571 $ 291

Consolidated Ratio of
 Earnings to Combined
 Fixed Charges and Dividends
 on Preferred Stock         1.66   1.73      1.66   1.80  1.53     1.16  0.57
                            =====  =====    ====== ====== =====    ===== =====
(a) Unaudited
(b) Undistributed equity earnings of less than fifty percent owned companies.
(c) Less than $500,000.
(d) The portion deemed representative of the interest factor.
(e) Ratio is less than one, therefore actual preferred stock dividend amount used.
  * The amount by which earnings for the year ended December 31, 1993 were insufficient to cover combined fixed charges and dividends on preferred stock were $218 million (excluding and including interest on deposits).


      For purposes of computing both the ratios of earnings to fixed charges and earnings to combined fixed charges and preferred stock dividend requirements, earnings represent net income (loss) before the cumulative effect of changes in accounting principles plus applicable income taxes and fixed charges. Fixed charges, excluding interest on deposits, include interest expense (other than on deposits) and the proportion deemed representative of the interest factor or rent expense, net of income from subleases. Fixed charges, including interest on deposits, include all interest expense and the proportion deemed representative of the interest factor of rent expense, net of income from subleases. Pretax earnings required for preferred stock dividends were computed using tax rates for the applicable year. No tax adjustments were made in loss years.